                                                                     EXHIBIT 4.3

                                WARRANT AGREEMENT

                          Dated as of February 23, 2000

                                 by and between

                        LEAP WIRELESS INTERNATIONAL, INC.

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                                as Warrant Agent

SECTION 1.            Certain Definitions..................................................        1


SECTION 2.            Appointment of Warrant Agent.........................................        7


SECTION 3.            Issuance of Warrants; Warrant Certificates...........................        7


SECTION 4.            Separation of Warrants...............................................       24


SECTION 5.            Registration and Countersignature....................................       24


SECTION 6.            Terms of Warrants; Exercise of Warrants..............................       24


SECTION 7.            Mandatory Disposition or Redemption Pursuant to FCC Regulations......       27


SECTION 8.            Payment of Taxes.....................................................       28


SECTION 9.            Reservation of Warrant Shares........................................       28


SECTION 10.           Obtaining Stock Exchange Listings....................................       29


SECTION 11.           Adjustment of Exercise Price and Number of Warrant Shares
                      Issuable.............................................................       29


SECTION 12.           Statement on Warrants................................................       35


SECTION 13.           No Dilution or impairment; Capital and Ownership Structure...........       35


SECTION 14.           Fractional Interest..................................................       36


SECTION 15.           Notices to Warrant Holders; No Rights as Shareholders................       36


SECTION 16.           Merger, Consolidation or Change of Name of Warrant Agent.............       38


SECTION 17.           Warrant Agent........................................................       39


SECTION 18.           Resignation and Removal of Warrant Agent; Appointment of
                      Successor............................................................       42

SECTION 19.           Registration.........................................................       43


SECTION 20.           Reports..............................................................       43


SECTION 21.           Rule 144A and Rule 144...............................................       43


SECTION 22.           Notices to Company and Warrant Agent.................................       43


SECTION 23.           Supplements and Amendments...........................................       44


SECTION 24.           Successors...........................................................       44


SECTION 25.           Termination..........................................................       45


SECTION 26.           Governing Law........................................................       45


SECTION 27.           Benefits of This Agreement...........................................       45


SECTION 28.           Counterparts.........................................................       45

                                WARRANT AGREEMENT

               WARRANT AGREEMENT, dated as of February 23, 2000 (the "AGREEMENT"), by and between Leap Wireless International, Inc., a Delaware corporation (the "COMPANY"), and State Street Bank and Trust Company, a state chartered trust company organized under the laws of the Commonwealth of Massachusetts as warrant agent (the "WARRANT AGENT").

                                   WITNESSETH

               WHEREAS, the Company proposes to issue warrants, as hereinafter described, to purchase shares of Common Stock (as defined below), in connection with the offering by the Company of (i) $225,000,000 representing 225,000 Units, each Unit consisting of one 12 1/2% Series A Senior Note Due 2010 and one warrant to purchase up to an aggregate of 5.146 shares of Common Stock (the "Senior Note Warrants") and (ii) $668,000,000 representing 668,000 Units, each Unit consisting of one 14 1/2% Series A Senior Discount Note Due 2010 and one warrant to purchase up to an aggregate of 2.503 shares of Common Stock (the "Senior Discount Warrants" and together with the Senior Note Warrants, the "Warrants"). The Notes (as defined below) will be guaranteed by Cricket Communications Holdings, Inc. (the "Guarantor").

               WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein.

               NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders (as defined below), the parties hereto agree as follows:

               SECTION 1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

               "144A GLOBAL WARRANT" means one or more Global Warrants substantially in the form of Exhibit A hereto bearing the Global Warrant Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding number of the Warrants sold in reliance on Rule 144A.

               "AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such specified Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

               "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Warrant, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

               "BUSINESS DAY" means any day other than a Legal Holiday.

               "CASHLESS EXERCISE" means the exercise of a Warrant without the payment of cash, by reducing the number of shares of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock issuable upon the exercise of the Warrant equal to the product of (a) the number of shares of Common Stock into which the Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (b) the Cashless Exercise Ratio.

               "CASHLESS EXERCISE RATIO" shall equal a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the date of exercise of a Warrant over the Exercise Price per share as of the such date and the denominator of which is the Current Market Value per share of the Common Stock on the date of exercise of a Warrant.

               "CLEARSTREAM" means Clearstream International.

               "CLOSING DATE" means the date hereof.

               "COMMISSION" means the Securities and Exchange Commission.

               "COMMON EQUITY SECURITIES" means Common Stock and securities convertible into, or exercisable or exchangeable for, Common Stock or rights or options to acquire Common Stock or such other securities, excluding the Warrants.

               "COMMON STOCK" means the common stock, par value $.0001 per share, of the Company.

               "COMPANY" means Leap Wireless International, Inc., a Delaware corporation, and its successors and assigns.

               "CURRENT MARKET VALUE" for any Share of Common Stock means (A) if the Common Stock is publicly traded and listed on the Nasdaq National Market or a national securities exchange, the average closing price as quoted on the Nasdaq National Market of the Common Stock for each of the 10 trading days immediately prior to the Exercise Date (or, if the Common Stock is listed on a national securities exchange, the average closing price as reported on such national securities exchange during such 10-trading-day period); or (B) if the Common Stock is not publicly traded, or otherwise is not listed on a national securities exchange, the fair market value shall be equal to the value per share as determined in good faith by the Board of Directors of the Company.

               "DEFINITIVE WARRANT" means, individually and collectively, each of the Restricted Definitive Warrants and the Unrestricted Definitive Warrants in the form of a certificated Warrant registered in the name of the Holder thereof and issued in accordance with Section 3.5 hereof, substantially in the form of Exhibit A hereto except that such Warrant shall not bear the Global Warrant Legend and shall not have the "Schedule of Exchanges of Interests in the Global Warrant" attached thereto.

               "DEPOSITARY" means, with respect to the Warrants issuable or issued, in whole or in part, in global form, the Person specified in Section 3.3 hereof as the Depositary with respect to the Warrants, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Agreement.

               "DESIGNATED WARRANTS" means Warrants in an amount sufficient so that after the disposition or redemption of such Warrants, such Holder's ownership of equity securities (including options, warrants and securities convertible into equity securities) of the Company shall be reduced to less than the Permitted Maximum Percentage of the total equity securities of the Company then outstanding.

               "DTC" means The Depository Trust Company.

               "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "EXERCISE DATE" means any time on or after February 23, 2001.

               "EXERCISE PRICE" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall initially be $96.80 per share, subject to adjustment from time to time pursuant to Sections 11 and 13 hereof.

               "EXPIRATION DATE" means 5:00 p.m., New York City time, on April 15, 2010.

               "FCC" means the Federal Communications Commission.

               "GLOBAL WARRANTS" means, individually and collectively, each of the Restricted Global Warrants and the Unrestricted Global Warrants, substantially in the form of Exhibit A hereto issued in accordance with Section 3.1(b) and 3.5 hereof.

               "GLOBAL WARRANT LEGEND" means the legend set forth in Section 3.5(g)(ii), which is required to be placed on all Global Warrants issued under this Agreement.

               "HOLDER" means a person who holds of record any Warrants.

               "INDENTURE" means the indenture, dated February 23, 2000, among the Company, the Guarantor and State Street Bank and Trust Company, the Trustee relating to the Notes.

               "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Warrant through a Participant.

               "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

               "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

               "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders for use by such Holders in connection with the Registration Statement.

               "NON-U.S. PERSON" means a Person who is not a U.S. Person.

               "NOTES" means the Senior Notes and the Senior Discount Notes of the Company, being sold and issued pursuant to the Placement Agreement and the Indenture, or any Notes exchanged therefor as contemplated by the Indenture and the Registration Rights Agreement.

               "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

               "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Warrant Agent in form and substance reasonably acceptable to the Warrant Agent. The counsel may be an employee of or counsel to the Company, any subsidiary of the Company or the Warrant Agent.

               "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

               "PERMITTED MAXIMUM PERCENTAGE" means 15% as of the date of this Agreement, as such percentage may be reduced, increased or otherwise modified from time to time by the FCC.

               "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

               "PLACEMENT AGENTS" means Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., ABN AMRO Incorporated and Credit Suisse First Boston Corporation.

               "PLACEMENT AGREEMENT" means the Placement Agreement, dated as of February 16, 2000, by and among the Company, the Guarantor and the Placement Agents relating to the Units.

               "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 3.5(g)(i) to be placed on all Warrants issued under this Warrant Agreement except where otherwise permitted by the provisions of this Warrant Agreement.

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "QUALCOMM" means Qualcomm Incorporated.

               "REGISTRABLE SECURITIES" shall have the meaning ascribed to such term in the Warrant Registration Rights Agreement.

               "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement, dated as of February 23, 2000, by and among the Company, the Guarantor and the Placement Agents relating to the Notes.

               "REGISTRATION STATEMENT" shall have the meaning ascribed to such term in the Warrant Registration Rights Agreement.

               "REGULATION S" means Regulation S promulgated under the Securities Act.

               "REGULATION S GLOBAL WARRANT" means a Global Warrant in the form of Exhibit A hereto bearing the Global Warrant Legend, the Private Placement Legend and the Regulation S Legend and deposited with or on behalf of and registered in the-name of the Depositary or its nominee, issued in a denomination equal to the outstanding number of the Warrants resold in reliance on Rule 903 or Rule 904 of Regulation S, which shall have a zero balance following the initial resale of the Warrants.

               "RESPONSIBLE OFFICER" means, when used with respect to the Warrant Agent, any officer of the Warrant Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer of the Warrant Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Warrant Agreement.

               "REGULATION S LEGEND" means the legend set forth in Section 3.5(g)(iv) to be placed on all Registrable Securities resold pursuant to Regulation S.

               "RESTRICTED DEFINITIVE WARRANT" means a Definitive Warrant bearing the Private Placement Legend.

               "RESTRICTED GLOBAL WARRANT" means a Global Warrant bearing the Private Placement Legend.

               "RULE 144" means Rule 144 promulgated under the Securities Act.

               "RULE 144A" means Rule 144A promulgated under the Securities Act.

               "RULE 903" means Rule 903 promulgated under the Securities Act.

               "RULE 904" means Rule 904 promulgated under the Securities Act.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SENIOR NOTES" means the 12 1/2% Series A Senior Notes Due 2010 of the Company.

               "SENIOR DISCOUNT NOTES" means the 14 1/2% Series A Senior Discount Notes Due 2010 of the Company.

               "SEPARATION DATE" means, subject to Section 7 below, the earliest of (i) the date that is six months following the initial sale of the Units; (ii) the commencement of the Exchange Offer (as defined in the Registration Rights Agreement); (iii) the date a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to the Notes is declared effective under the Securities Act; (iv) such date as Morgan Stanley & Co. Incorporated shall determine; and (v) upon an offer to purchase upon a change of control of the Company or a permitted optional redemption of the Senior Notes or Senior Discount Notes, as applicable, in each case upon the terms and conditions of the Indenture.

               "TRUSTEE" means State Street Bank and Trust Company, a state chartered trust company organized under the laws of the Commonwealth of Massachusetts, the trustee under the Indenture.

               "UNRESTRICTED GLOBAL WARRANT" means a Global Warrant substantially in the form of Exhibit A attached hereto that bears the Global Warrant Legend and that has the "Schedule of Exchanges of Interests in the Global Warrant" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Warrants that do not bear the Private Placement Legend.

               "UNRESTRICTED DEFINITIVE WARRANT" means one or more Definitive Warrants that do not bear and are not required to bear the Private Placement Legend.

               "U.S. PERSON" means a U.S. person as defined in Rule 902(k) under the Securities Act.

               "WARRANT AGENT" means State Street Bank and Trust Company or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

               "WARRANT COUNTERSIGNATURE ORDER" has the meaning assigned to such term in Section 3.2 hereof.

               "WARRANT CERTIFICATE" has the meaning assigned to such term in
Section 3.1(a) hereof.

               "WARRANT REGISTRAR" has the meaning assigned to such term in
Section 3.3 hereof.

               "WARRANT REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement, dated as of February 23, 2000, by and among the Company and the Placement Agents relating to the Warrants and the Warrant Shares.

               "WARRANT SHARES" means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

               SECTION 2. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

               SECTION 3. ISSUANCE OF WARRANTS; WARRANT CERTIFICATES.

                      3.1 FORM AND DATING.

                      (a) General.

               The Warrants shall be substantially in the form of Exhibit A hereto (the "WARRANT CERTIFICATES"). The Warrants may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Warrant shall be dated the date of the countersignature.

               The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Warrant Agreement. The Company and the Warrant Agent, by their execution and delivery of this Warrant Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant conflicts with the express provisions of this Warrant Agreement, the provisions of this Warrant Agreement shall govern and be controlling.

                      (b) Global Warrants.

               Each Global Warrant shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the number of outstanding Warrants from time to time endorsed thereon and that the number of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the number of outstanding Warrants represented thereby shall be made by the Warrant Agent in accordance with instructions given by the Holder thereof as required by Section 3.5 hereof.

                      (c) Euroclear and Clearstream Procedures Applicable.

               The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Warrant that are held by Participants through Euroclear or Clearstream.

                      3.2 EXECUTION.

               An Officer shall sign the Warrants for the Company by manual or facsimile signature.

               If the Officer whose signature is on a Warrant no longer holds that office at the time a Warrant is countersigned, the Warrant shall nevertheless be valid.

               A Warrant shall not be valid until countersigned by the manual signature of the Warrant Agent. The signature shall be conclusive evidence that the Warrant has been properly issued under this Warrant Agreement.

               The Warrant Agent shall, upon a written order of the Company signed by an Officer (a "WARRANT COUNTERSIGNATURE ORDER"), countersign Warrants for original issue up to the number stated in the preamble hereto.

               The Warrant Agent may appoint an agent acceptable to the Company to countersign Warrants. Such an agent may countersign Warrants whenever the Warrant Agent may do so. Each reference in this Warrant Agreement to a countersignature by the Warrant Agent includes a countersignature by such agent. Such an agent has the same rights as the Warrant Agent to deal with the Company or an Affiliate of the Company.

                      3.3 WARRANT REGISTRAR.

               The Company shall maintain an office or agency where Warrants may be presented for registration of transfer or for exchange (the "WARRANT REGISTRAR"). The Warrant Registrar shall keep a register of the Warrants and of their transfer and exchange. The Company may appoint one or more co-Warrant Registrars. The term "Warrant Registrar" includes any co-Warrant Registrar. The Company may change any Warrant Registrar without notice to any holder. The Company shall notify the Warrant Agent in writing of the name and address of any Warrant Registrar not a party to this Warrant Agreement. If the Company fails to appoint or maintain another entity as Warrant Registrar, the Warrant Agent shall act as such. The Company or any of its subsidiaries may act as Warrant Registrar.

               The Company initially appoints DTC to act as Depositary with respect to the Global Warrants.

               The Company initially appoints the Warrant Agent to act as the Warrant Registrar with respect to the Global Warrants.

                      3.4 HOLDER LISTS.

               The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Warrant Agent is not the Warrant Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the Holders.

                      3.5 TRANSFER AND EXCHANGE.

                      (a) Transfer and Exchange of Global Warrants. A Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Warrants will be exchanged by the Company for Definitive Warrants if (i) the Company delivers to the Warrant Agent notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Warrants (in whole but not in part) should be exchanged for Definitive Warrants and delivers a written notice to such effect to the Warrant Agent. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Warrants shall be issued in such names as the Depositary shall instruct the Warrant Agent. Global Warrants also may be exchanged or replaced, in whole or in part, as provided in Sections 3.6 and 3.7 hereof. Every Warrant countersigned and delivered in exchange for, or in lieu of, a Global Warrant or any portion thereof, pursuant to this Section 3.5 or Sections 3.6 or 3.7 hereof, shall be countersigned and delivered in the form of, and shall be, a Global Warrant. A Global Warrant may not be exchanged for another Warrant other than as provided in this Section 3.5(a), however, beneficial interests in a Global Warrant may be transferred and exchanged as provided in Section 3.5(b), (c) or (f) hereof.

                      (b) Transfer and Exchange of Beneficial Interests in the Global Warrants. The transfer and exchange of beneficial interests in the Global Warrants shall be effected through the Depositary, in accordance with the provisions of this Warrant Agreement and the Applicable Procedures. Beneficial interests in the Restricted Global Warrants shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Warrants also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                         (i) Transfer of Beneficial Interests in the Same Global
                    Warrant. Beneficial interests in any Restricted Global Warrant may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Warrant in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Warrant may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Warrant. No written orders or instructions shall be required to be delivered to the Warrant Registrar to effect the transfers described in this
                    Section 3.5(b)(i).

                         (ii) All Other Transfers and Exchanges of Beneficial
                    Interests in Global Warrants. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.5(b)(i) above, the transferor of any such beneficial interest must deliver to the Warrant Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Warrant in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Warrant in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Warrant Registrar containing information regarding the Person in whose name such Definitive Warrant shall be registered. Upon effectiveness of the Registration Statement in accordance with Section 3.5(f) hereof, the requirements of this Section 3.5(b)(ii) shall be deemed to have been satisfied upon receipt by the Warrant Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Warrants. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Warrants contained in this Agreement and the Warrants or otherwise applicable under the Securities Act, the Warrant Agent shall adjust the principal amount of the relevant Global Warrant(s) pursuant to Section 3.5(h) hereof.

                         (iii) Transfer of Beneficial Interests to Another
                    Restricted Global Warrant. A beneficial interest in any Restricted Global Warrant may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Warrant if the transfer complies with the requirements of Section 3.5(b)(ii) above and the Warrant Registrar receives:

                                    (A) if the transferee will take delivery in
                      the form of a beneficial interest in the 144A Global Warrant, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                                    (B) if the transferee will take delivery in
                      the form of a beneficial interest in the Regulation S Global Warrant, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                         (iv) Transfer and Exchange of Beneficial Interests in a
                    Restricted Global Warrant for Beneficial Interests in the Unrestricted Global

                    Warrant. A beneficial interest in any Restricted Global Warrant may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Warrant or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Warrant if the exchange or transfer complies with the requirements of Section 3.5(b)(ii) above and:

                                    (A) such transfer is effected pursuant to
                      the Registration Statement in accordance with the Warrant Registration Rights Agreement; or

                                    (B) the Warrant Registrar receives the
                      following:

                                            (1) if the holder of such beneficial
                                    interest in a Restricted Global Warrant
                                    proposes to exchange such beneficial
                                    interest for a beneficial interest in an Unrestricted Global Warrant, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                                    (1)(a) thereof; or

                                            (2) if the holder of such beneficial
                                    interest in a Restricted Global Warrant
                                    proposes to transfer such beneficial
                                    interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Warrant, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (B), if the Warrant Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Warrant Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               If any such transfer is effected pursuant to subparagraph (B) above at a time when an Unrestricted Global Warrant has not yet been issued, the Company shall issue and, upon receipt of a Warrant Countersignature Order in accordance with Section 3.2 hereof, the Warrant Agent shall countersign one or more Unrestricted Global Warrants in the number equal to the number of beneficial interests transferred pursuant to subparagraph (B) above.

                      (c) Transfer and Exchange of Beneficial Interests for Definitive Warrants.

                         (i) Beneficial Interests in Restricted Global Warrants
                    to Restricted Definitive Warrants. If any holder of a beneficial interest in a Restricted Global Warrant proposes to exchange such beneficial interest for a Restricted Definitive Warrant or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Warrant, then, upon receipt by the Warrant Registrar of the following documentation:

                                    (A) if the holder of such beneficial
                      interest in a Restricted Global Warrant proposes to exchange such beneficial interest for a Restricted Definitive Warrant, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                                    (B) if such beneficial interest is being
                      transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                      (1) thereof;

                                    (C) if such beneficial interest is being
                      transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                      (2) thereof;

                                    (D) if such beneficial interest is being
                      transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                    (E) if such beneficial interest is being
                      transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                                    (F) if such beneficial interest is being
                      transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                                    (G) if such beneficial interest is being
                      transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant to be reduced by the number of Warrants to be represented by the Definitive Warrant pursuant to Section 3.5(h) hereof, and the Company shall execute and the Warrant Agent shall countersign and deliver to the Person designated in the instructions a Definitive Warrant in the appropriate amount. Any Definitive Warrant issued in exchange for a beneficial interest in a Restricted Global Warrant pursuant to this Section 3.5(c) shall be registered in such name or names as the holder of such beneficial interest shall instruct the Warrant Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Warrant Agent shall deliver such Definitive Warrants to the Persons in whose names such Warrants are so registered. Any Definitive Warrant issued in exchange for a beneficial interest in a Restricted Global Warrant pursuant to this Section 3.5(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                             (ii) Beneficial Interests in Restricted Global
               Warrants to Unrestricted Definitive Warrants. A holder of a beneficial interest in a Restricted Global Warrant may exchange such beneficial interest for an Unrestricted Definitive Warrant or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Warrant only if:

                                    (A) such transfer is effected pursuant to
                      the Registration Statement in accordance with the Warrant Registration Rights Agreement; or

                                    (B) the Warrant Registrar receives the
                      following:

                                            (1) if the holder of such beneficial
                                    interest in a Restricted Global Warrant
                                    proposes to exchange such beneficial
                                    interest for a Definitive Warrant that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                            (2) if the holder of such beneficial
                                    interest in a Restricted Global Warrant
                                    proposes to transfer such beneficial
                                    interest to a Person who shall take delivery thereof in the form of a Definitive Warrant that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

        and, in each such case set forth in this subparagraph (B), if the Warrant Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Warrant Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                         (iii) Beneficial Interests in Unrestricted Global
                    Warrants to Unrestricted Definitive Warrants. If any holder of a beneficial interest in an Unrestricted Global Warrant proposes to exchange such beneficial interest for an

                    Unrestricted Definitive Warrant or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Warrant, then, upon satisfaction of the conditions set forth in Section 3.5(b)(ii) hereof, the Warrant Agent shall cause the amount of the applicable Unrestricted Global Warrant to be reduced accordingly pursuant to Section 3.5(h) hereof, and the Company shall execute and the Warrant Agent shall countersign and deliver to the Person designated in the instructions an Unrestricted Definitive Warrant in the appropriate principal amount. Any Unrestricted Definitive Warrant issued in exchange for a beneficial interest pursuant to this Section 3.5(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Warrant Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Warrant Agent shall deliver such Unrestricted Definitive Warrants to the Persons in whose names such Warrants are so registered. Any Unrestricted Definitive Warrant issued in exchange for a beneficial interest pursuant to this Section 3.5(c)(iii) shall not bear the Private Placement Legend.

                      (d) Transfer and Exchange of Definitive Warrants for Beneficial Interests.

                         (i) Restricted Definitive Warrants to Beneficial
                    Interests in Restricted Global Warrants. If any Holder of a Restricted Definitive Warrant proposes to exchange such Warrant for a beneficial interest in a Restricted Global Warrant or to transfer such Restricted Definitive Warrants to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Warrant, then, upon receipt by the Warrant Registrar of the following documentation:

                                    (A) if the Holder of such Restricted
                      Definitive Warrant proposes to exchange such Warrant for a beneficial interest in a Restricted Global Warrant, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                                    (B) if such Restricted Definitive Warrant is
                      being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                                    (C) if such Restricted Definitive Warrant is
                      being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                      (2) thereof;

                                    (D) if such Restricted Definitive Warrant is
                      being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                                    (E) if such Restricted Definitive Warrant is
                      being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                      (3)(b) thereof; or

                                    (F) if such Restricted Definitive Warrant is
                      being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Warrant Agent shall cancel the Restricted Definitive Warrant, increase or cause to be increased the amount of, in the case of clause
        (A) above, the appropriate Restricted Global Warrant, in the case of clause (B) above, the 144A Global Warrant, and in the case of clause (C) above, the Regulation S Global Warrant.

                         (ii) Restricted Definitive Warrants to Beneficial
                    Interests in Unrestricted Global Warrants. A Holder of a Restricted Definitive Warrant may exchange such Warrant for a beneficial interest in an Unrestricted Global Warrant or transfer such Restricted Definitive Warrant to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Warrant only if:

                                    (A) such transfer is effected pursuant to
                      the Registration Statement in accordance with the Warrant Registration Rights Agreement; or

                                    (B) the Warrant Registrar receives the
                      following:

                                            (1) if the Holder of such Definitive
                                    Warrants proposes to exchange such Warrants for a beneficial interest in the Unrestricted Global Warrant, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                                    (1)(c) thereof; or

                                            (2) if the Holder of such Definitive
                                    Warrants proposes to transfer such Warrants to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Warrant, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item
                                    (4) thereof;

        and, in each such case set forth in this subparagraph (B), if the Warrant Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Warrant Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        Upon satisfaction of the conditions of any of the subparagraphs in this
        Section 3.5(d)(ii), the Warrant Agent shall cancel the Definitive Warrants and increase or cause to be increased the aggregate amount of the applicable Unrestricted Global Warrant.

                         (iii) Unrestricted Definitive Warrants to Beneficial
                    Interests in Unrestricted Global Warrants. A Holder of an Unrestricted Definitive Warrant may exchange such Warrant for a beneficial interest in an Unrestricted Global Warrant or transfer such Definitive Warrants to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Warrant at any time. Upon receipt of a request for such an exchange or transfer, the Warrant Agent shall cancel the applicable Unrestricted Definitive Warrant and increase or cause to be increased the amount of one of the Unrestricted Global Warrants.

        If any such exchange or transfer from a Definitive Warrant to a beneficial interest is effected pursuant to subparagraphs (ii)(B) or
        (iii) above at a time when an Unrestricted Global Warrant has not yet been issued, the Company shall issue and, upon receipt of a Warrant Countersignature Order in accordance with Section 3.2 hereof, the Warrant Agent shall countersign one or more Unrestricted Global Warrants in the number equal to the number of beneficial interests of Definitive Warrants so transferred.

                      (e) Transfer and Exchange of Definitive Warrants for Definitive Warrants. Upon request by a Holder of Definitive Warrants and such Holder's compliance with the provisions of this Section 3.5(e), the Warrant Registrar shall register the transfer or exchange of Definitive Warrants. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Warrant Registrar the Definitive Warrants duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.5(e).

                         (i) Restricted Definitive Warrants to Restricted
                    Definitive Warrants. Any Restricted Definitive Warrant may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Warrant if the Warrant Registrar receives the following:

                                    (A) if the transfer will be made pursuant to
                      Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                                    (B) if the transfer will be made pursuant to
                      Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

                                    (C) if the transfer will be made pursuant to
                      any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                             (ii) Restricted Definitive Warrants to Unrestricted
               Definitive Warrants. Any Restricted Definitive Warrant may be exchanged by the Holder thereof for an Unrestricted Definitive Warrant or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Warrant if:

                                    (A) any such transfer is effected pursuant
                      to the Registration Statement in accordance with the Warrant Registration Rights Agreement; or

                                    (B) the Warrant Registrar receives the
                      following:

                                            (1) if the Holder of such Restricted
                                    Definitive Warrants proposes to exchange such Warrants for an Unrestricted Definitive Warrant, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                            (2) if the Holder of such Restricted
                                    Definitive Warrants proposes to transfer such Warrants to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Warrant, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

        and, in each such case set forth in this subparagraph (B), if the Warrant Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                             (iii) Unrestricted Definitive Warrants to
               Unrestricted Definitive Warrants. A Holder of Unrestricted Definitive Warrants may transfer such Warrants to a Person who takes delivery thereof in the form of an Unrestricted Definitive Warrant. Upon receipt of a request to register such a transfer, the Warrant Registrar shall register the Unrestricted Definitive Warrants pursuant to the instructions from the Holder thereof.

                      (f) Registration Statement. Upon the effectiveness of the Registration Statement in accordance with the Warrant Registration Rights Agreement, the Company shall issue and, upon receipt of a Warrant Countersignature Order in accordance with Section 3.2, the Warrant Agent shall countersign one or more Unrestricted Global Warrants in an amount up to the amount of the beneficial interests in the Restricted Global Warrants covered by such Shelf Registration Statement and concurrently with the resales or exercise of Warrants pursuant to the Registration Statement, the Warrant Agent shall cause the amount of the applicable Restricted Global Warrants to be reduced accordingly, will increase the beneficial interests in the Unrestricted Global Warrant or issue additional Unrestricted Definitive Warrants as provided in this Section 3. Resales of Warrants represented by Restricted Definitive Warrants pursuant to the Registration Statement shall be dealt with pursuant to the provisions of this Section 3.

                      (g) Legends. The following legends shall appear on the face of all Global Warrants and Definitive Warrants issued under this Warrant Agreement unless specifically stated otherwise in the applicable provisions of this Warrant Agreement.

                         (i) Private Placement Legend.

                                    (A) Except as permitted by subparagraph (B)
                      below, each Global Warrant and each Definitive Warrant (and all Warrants issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                         [THE WARRANTS/SHARES OF COMMON STOCK REPRESENTED BY
                    THIS CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
                    (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") [OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING [THESE WARRANTS/THESE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE] IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,] (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER [THESE WARRANTS/THESE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE] EXCEPT (A) TO LEAP OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE [WARRANT AGENT/ TRANSFER AGENT AND REGISTRAR] A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF

                    [THESE WARRANTS/ THESE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE] (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM [WARRANT AGENT/TRANSFER AGENT AND REGISTRAR]) AND, IF SUCH TRANSFER IS IN RESPECT OF ANY WARRANTS AFTER THE SEPARATION DATE/ANY SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE], AN OPINION OF COUNSEL ACCEPTABLE TO LEAP THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
                    (D) TO A PERSON OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT [THAT, FOR ANY TRANSFER PRIOR TO ONE YEAR AFTER CLOSING FURNISHES TO THE [WARRANT AGENT/ THE TRANSFER AGENT AND REGISTRAR], PRIOR TO SUCH TRANSFER, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE [WARRANT/SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE] (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE [WARRANT AGENT/THE TRANSFER AGENT AND REGISTRAR])], (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM [THESE WARRANTS/THESE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE] ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF [THESE WARRANTS/THESE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE] WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO [THE WARRANT AGENT/TRANSFER AGENT AND REGISTRAR]. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST , PRIOR TO SUCH TRANSFER, FURNISH TO THE [WARRANT AGENT/TRANSFER AGENT AND REGISTRAR] AND LEAP SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF [THESE WARRANTS/THESE

                    SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE] IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                                    (B) Notwithstanding the foregoing, any
                      Global Warrant or Definitive Warrant issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii),
                      (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 3.5 (and all Warrants issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                         (ii) Global Warrant Legend. Each Global Warrant shall
                    bear a legend in substantially the following form:

                         "THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS
                    DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
                    3.5 OF THE WARRANT AGREEMENT, (II) THIS GLOBAL WARRANT MAY BE EXCHANGED OR TRANSFERRED PURSUANT TO SECTIONS 3.5(a), 3.6 AND 3.7 OF THE WARRANT AGREEMENT AND (III) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 3.8 OF THE WARRANT AGREEMENT."

                         (iii) Unit Legend. Each Warrant issued prior to the
                    Separation Date shall bear a legend in substantially the following form:

                         THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE
                    INITIALLY ISSUED AS PART OF AN ISSUANCE OF (I) UNITS (THE "UNITS"), WHICH CONSIST OF $225,000,000 PRINCIPAL AMOUNT AT MATURITY OF THE 12 1/2% SENIOR NOTES DUE 2010 OF LEAP WIRELESS INTERNATIONAL, INC. AND ONE WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 5.146 SHARES, PAR VALUE $.0001 PER SHARE, OF LEAP WIRELESS INTERNATIONAL, INC. AND (II) UNITS, WHICH CONSIST OF $668,000,000 PRINCIPAL AMOUNT AT MATURITY ($325,102,240 INITIAL ACCRETED VALUE) OF THE 14 1/2% SENIOR DISCOUNT NOTES (TOGETHER WITH THE SENIOR NOTES, THE "NOTES") DUE 2010 OF LEAP WIRELESS INTERNATIONAL, INC. AND ONE WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 2.503 SHARES, PAR VALUE $.0001 PER SHARE, OF LEAP WIRELESS INTERNATIONAL, INC. (THE WARRANTS ISSUED IN CONNECTION WITH THE SENIOR NOTES TOGETHER WITH THE WARRANTS ISSUED IN CONNECTION WITH THE SENIOR DISCOUNT NOTES ARE COLLECTIVELY REFERRED TO AS "WARRANTS".)

                         EXCEPT AS CONTEMPLATED BY SECTION 7 OF THE WARRANT
                    AGREEMENT, PRIOR TO THE EARLIEST TO OCCUR OF (I) THE DATE THAT IS SIX MONTHS FOLLOWING THE INITIAL SALE OF UNITS, (II) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO A REGISTERED EXCHANGE OFFER FOR THE NOTES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (III) THE DATE ON WHICH A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (IV) SUCH DATE AS MORGAN STANLEY & CO. INCORPORATED IN ITS SOLE DISCRETION SHALL DETERMINE AND (V) THE OCCURRENCE OF A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE GOVERNING THE NOTES) OR A PERMITTED OPTIONAL REDEMPTION OF THE SENIOR NOTES OR THE SENIOR DISCOUNT NOTES, AS APPLICABLE (AS DEFINED IN THE INDENTURE GOVERNING THE NOTES), THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES.

                         (iv) Regulation S Legend. Each Warrant that is a
                    Registrable Security and issued pursuant to Regulation S shall bear the following legends on the face thereof:

                         "THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS
                    EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND THE WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. IN ORDER TO EXERCISE THIS WARRANT, THE HOLDER MUST FURNISH TO THE COMPANY AND THE WARRANT AGENT EITHER (A) A WRITTEN CERTIFICATION THAT IT IS NOT A U.S. PERSON AND THE WARRANT IS NOT BEING EXERCISED ON BEHALF OF A U.S. PERSON OR (B) A WRITTEN OPINION OF COUNSEL TO THE EFFECT THAT THE SECURITIES DELIVERED UPON EXERCISE OF THE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR THAT THE DELIVERY OF SUCH SECURITIES IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. TERMS IN THIS LEGEND HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                         "HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY
                    NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

                      (h) Cancellation and/or Adjustment of Global Warrants.

               At such time as all beneficial interests in a particular Global Warrant have been exercised or exchanged for Definitive Warrants or a particular Global Warrant has been exercised, redeemed, repurchased or canceled in whole and not in part, each such Global Warrant shall be returned to or retained and canceled by the Warrant Agent in accordance with Section 3.8 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exercised or exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Warrant or for Definitive Warrants, the amount of Warrants represented by such Global Warrant shall be reduced accordingly and an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the direction of the Warrant Agent to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Warrant, such other Global Warrant shall be increased accordingly and an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the direction of the Warrant Agent to reflect such increase.

                      (i) General Provisions Relating to Transfers and
Exchanges.

                         (i) To permit registrations of transfers and exchanges,
                    the Company shall execute Global Warrants and Definitive Warrants at the Warrant Registrar's request. The Warrant Agent shall countersign Global Warrants and Definitive Warrants in accordance with the provisions of Section 3.2 hereof.

                         (ii) No service charge shall be made to a holder of a
                    beneficial interest in a Global Warrant or to a holder of a Definitive Warrant for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 8 hereof).

                         (iii) All Global Warrants and Definitive Warrants
                    issued upon any registration of transfer or exchange of Global Warrants or Definitive Warrants shall be the duly authorized, executed and issued warrants for Common Stock of the Company, not subject to any preemptive rights, and entitled to the same benefits under this Agreement, as the Global Warrants or Definitive Warrants surrendered upon such registration of transfer or exchange.

                         (iv) Prior to due presentment for the registration of a
                    transfer of any Warrant, the Warrant Agent, the Warrant Registrar and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes and none of the Warrant Agent, the Warrant Registrar or the Company shall be affected by notice to the contrary.

                      (j) Facsimile Submissions to Warrant Agent.

               All certifications, certificates and Opinions of Counsel required to be submitted to the Warrant Registrar pursuant to this Section 3.5 to effect a registration of transfer or exchange may be submitted by facsimile.

               Notwithstanding anything herein to the contrary, as to any certificates and/or certifications delivered to the Warrant Registrar pursuant to this Section 3.5, the Warrant Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits B and C attached hereto. The Warrant Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates. As to any Opinions of Counsel delivered pursuant to this Section 3.5, the Warrant Registrar may conclusively rely upon, and be fully protected in relying upon, such Opinions.

                      3.6 REPLACEMENT WARRANTS.

                      In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate. If required by the Warrant Agent or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Warrant Agent and the Company to protect the Company, the Warrant Agent, and any other agent for purposes of the countersignature from any loss that any of them may suffer if a Warrant is replaced. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company and the Warrant Agent may prescribe. The Company may charge for its expenses in replacing a Warrant.

                      Every replacement Warrant is an additional warrant of the Company and shall be entitled to all of the benefits of this Warrant Agreement equally and proportionately with all other Warrants duly issued hereunder.

                      3.7 TEMPORARY WARRANTS.

                      Until certificates representing Warrants are ready for delivery, the Company may prepare and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall issue temporary Warrants. Temporary Warrants shall be substantially in the form of certificated Warrants but may have variations that the Company considers appropriate for temporary Warrants and as shall be reasonably acceptable to the Warrant Agent. Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign definitive Warrants in exchange for temporary Warrants.

                      Holders of temporary Warrants shall be entitled to all of the benefits of this Warrant Agreement.

                      3.8 CANCELLATION.

                      Subject to Section 3.5(h) hereof, the Company at any time may deliver Warrants to the Warrant Agent for cancellation. The Warrant Registrar shall forward to the Warrant Agent any Warrants surrendered to them for registration of transfer, exchange or exercise. The Warrant Agent and no one else shall cancel all Warrants surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall return such canceled Warrants to the Company (subject to the record retention requirement of the Exchange Act). The Company may not issue new Warrants to replace Warrants that have been exercised or that have been delivered to the Warrant Agent for cancellation.

               SECTION 4. SEPARATION OF WARRANTS. Except as contemplated in
Section 7 of this Agreement, the Notes and Warrants shall not be separately transferable prior to the Separation Date.

               SECTION 5. REGISTRATION AND COUNTERSIGNATURE. (a) The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

                      (a) Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.

                      (b) The Company and the Warrant Agent may deem and treat the Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Prior to the Separation Date, DTC shall be deemed the registered Holder of such Warrants for all purposes hereunder.

               SECTION 6. TERMS OF WARRANTS; EXERCISE OF WARRANTS. (a) Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing at the opening of business on the Exercise Date and until 5:00 p.m., New York City time on the Expiration Date to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares; provided that no Holder shall be entitled to exercise such Holder's Warrants at any time, unless, at the time of exercise (A) (i) a registration statement under the Securities Act relating to the Warrant Shares has been filed with, and declared effective by, the Commission, and no stop order suspending the effectiveness of such registration statement has been issued by the Commission or (ii) the issuance of the Warrant Shares is permitted pursuant to an exemption from the registration requirements of the Securities Act; (B) such Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other Persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside; and (C) a Black Out Period or Suspension Notice (as defined in the Warrant Registration Rights Agreement) is not in effect. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

               The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the 5:00 p.m., New York City time on the Expiration Date. If the Company fails to give such notice, the Warrants will not expire until 90 days after the Company gives such notice, provided in no event will Holders be entitled to any damages or other remedy for the Company's failure to give such notice other than any such extension.

               In order to exercise all or any of the Warrants represented by a Warrant Certificate, (i) in the case of Definitive Warrants, the Holder thereof must surrender for exercise the Warrant Certificate to the Company at the office of the Warrant Agent at its New York corporate trust office, (ii) in the case of a book-entry interest in a Global Warrant, the exercising Participant whose name appears on a securities position listing of the Depositary as the holder of such book-entry interest must comply with the Applicable Procedures relating to the exercise of such book-entry interest in such Global Warrant and (iii) in the case of both Global Warrants and Definitive Warrants, the holder thereof or the Participant, as applicable, must deliver to the Company at the office of the Warrant Agent the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, which is set forth in the form of Warrant Certificate as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. In addition, if the Holder is exercising Warrants resold pursuant to Regulation S, (A) such Holder must certify in writing (i) it is not a "U.S. person" within the meaning of Rule 902(k) of Regulation S under the Securities Act, (ii) the Warrants are not being purchased or exercised on behalf of or for the account or benefit of a "U.S. person," (iii) such Holder will resell such Warrants and securities delivered upon exercise thereof only in accordance with the provisions of Rules 901 through 905 of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and (iv) such Holder will not engage in hedging transactions with regard to the Warrants and the shares issuable on exercise of such Warrants unless in compliance with the Securities Act or (B) such Holder must give a written opinion of counsel to the effect that the Warrants and the securities delivered upon exercise thereof have been registered under the Securities Act or are exempt from registration thereunder.

               Payment of the aggregate Exercise Price shall be made (i) in cash by wire transfer or by certified or official bank check, payable to the order of the Company in United States dollars or (ii) by a Cashless Exercise for any share of Common Stock.

               When a Holder surrenders a Warrant Certificate representing more than one Warrant in connection with an option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon such Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of the Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. The exercise of Warrants by Holders of beneficial interest in Global Warrants shall be effected only in accordance with this Agreement and the procedures of the Depositary therefor.

               Subject to the provisions of Section 8 hereof, upon surrender of Warrants and payment of the Exercise Price as provided above, the Warrant Agent shall thereupon promptly notify the Company, and the Company shall or shall cause its Transfer Agent (as defined) promptly to transfer to the Holder of such Warrant Certificate a certificate or certificates for the appropriate number of Warrant Shares or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such certificate or certificates representing the Warrant Shares and any other securities or property (including any money) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 14 hereof. Any such certificate or certificates representing the Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

               The Warrants shall be exercisable commencing on the Exercise Date, at the election of the Holders thereof, either in full or from time to time in part. If less than all the Warrants represented by a Definitive Warrant are exercised, such Definitive Warrant shall be surrendered and a new Definitive Warrant of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Definitive Warrant, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Definitive Warrant to the Person or Persons entitled to receive the same. The Warrant Agent shall make such notations on the "Schedule of Exchanges of Interests on the Global Warrants" to each Global Warrant as are required to reflect any change in the number of Warrants represented by such Global Warrant resulting from any exercise in accordance with the terms hereof.

               All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants. The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder by or from the Company available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

               All certificates representing Warrant Shares issued in a transaction exempt from registration under the Securities Act shall bear the following legend (provided that if no legend is required none shall be placed on the Warrant Shares):

               "THIS SECURITY MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS

AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS."

                      (b) Notwithstanding any other provision of this Agreement to the contrary, to the extent Qualcomm or any of its Affiliates is a Holder of any of the Warrants, neither Qualcomm nor any of its Affiliates may exercise any Warrants in a manner that would (i) preclude the Company from qualifying as a "Publicly Traded Corporation With Widely Disbursed Voting Power" (a "PTC") under 47 CFR 24.720(m) as a result of the Company not satisfying the provisions of 47 CFR 24.720(m)(2) (which restriction on exercise shall only be applicable so long as the Company is seeking to acquire, acquires and/or holds, directly or indirectly, C-Block and F-Block broadband PCS licenses on the basis of qualifying as a PTC), or (ii) cause any change in the Company's status as a "very small business" designated entity as defined by the rules and regulations of the FCC (to the extent the Company thereupon would not be qualified to hold or acquire, directly or indirectly, C-Block and F-Block broadband PCS licenses as to which it is or would be, directly or indirectly, the licensee), and any such exercise shall be invalid ab initio to the extent such exercise would preclude such qualification or cause any such change; provided, however, that in the event the rules and regulations of the FCC should later be changed (or a waiver of any such rules and regulations is obtained) to permit exercise of any rights otherwise restricted as described above, Qualcomm or such Affiliate shall then be entitled to exercise such additional rights. In determining whether any exercise of Warrants held by Qualcomm or any of its Affiliates would preclude the qualification referred to in clause (i) or cause any change referred to in clause (ii) of this Subparagraph (b), the calculations with respect to Qualcomm's or such Affiliate's beneficial ownership in the Company will include all shares of the Company's equity securities held by or which after the date of this Agreement are acquired by (whether by gift, purchase, pursuant to stock options, warrants or convertible securities, or otherwise acquired by or received by in any manner) any officers or directors of Qualcomm or any such Affiliate.

               SECTION 7. MANDATORY DISPOSITION OR REDEMPTION PURSUANT TO FCC REGULATIONS. If at any time a Holder beneficially owns more than the Permitted Maximum Percentage of the total outstanding equity securities of the Company (including all options, warrants and other securities convertible into equity securities) then:

                         (i) If such event occurs prior to the Separation Date,
                    the Designated Warrants shall become immediately separable from the Senior Notes or Senior Discount Notes, as the case may be; and

                         (ii) The Company may, at its option:

                                    (a) require such Holder to dispose of the
                      Designated Warrants within 30 days of receipt of notice of the Company's election or such date as may be requested or required by the FCC; or

                                    (b) redeem the Designated Warrants within 30
                      days or such earlier date as may be requested or required by the FCC at a redemption price equal to the product of
                      (1) the number of shares of Common Stock for which the Designated Warrants are exercisable as of the date of redemption and (2) an amount equal to the excess of the

                      Current Market Value per share of Common Stock on the redemption date over the Exercise Price per share as of the redemption date.

               In calculating Qualcomm's or any of its Affiliate's beneficial ownership of equity securities of the Company for purposes of this Section 7, such calculations will include all shares of the Company's equity securities held by or which after the date of this Agreement are acquired by (whether by gift, purchase, pursuant to stock options, warrants or convertible securities, or otherwise acquired by or received by in any manner) any officers or directors of Qualcomm or any such Affiliate.


               SECTION 8. PAYMENT OF TAXES. The Company shall pay all documentary stamp taxes attributable (a) to the initial issuance of Warrant Shares upon the exercise of Warrants or (b) to any Separation Date; provided that, in each case, the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

               SECTION 9. RESERVATION OF WARRANT SHARES.

                      (a) The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

                      (b) The Company will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock as shall be required for issuance upon exercise of the Warrants.

                      (c) Before taking any action which would cause an adjustment pursuant to Sections 11 or 13 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                      (d) The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants in accordance with the terms of this Agreement (including the terms of the Exercise Price) will, after receipt of the Exercise Price and upon issue, be duly and validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests created by or through the Company.

               SECTION 10. OBTAINING STOCK EXCHANGE LISTINGS. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets (including, without limitation, the Nasdaq Stock Market) within the United States of America, if any, on which other shares of Common Stock are then listed. Upon the listing of such Warrant Shares, the Company shall notify the Warrant Agent in writing. The Company will obtain and keep all required permits and records in connection with such listing.

               SECTION 11. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE. The number and kind of shares purchasable upon the exercise of Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

                      (a) Stock Splits, Combinations, etc. In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive upon payment of the Exercise Price the number of shares of capital stock of the Company which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

                      (b) Reclassification, Combinations, Mergers, etc. Except as provided in Section 11(e) in case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than as set forth in paragraph (a) above and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants) or in case of any sale or conveyance to another corporation of the assets of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company or such a successor or purchasing corporation, as the case may be, shall forthwith make lawful and adequate provision whereby the Holder of such Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock or other securities or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and enter into a supplemental warrant agreement so providing. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
11. If the issuer of securities deliverable upon exercise of Warrants under the supplemental warrant agreement is an Affiliate of the formed, surviving or transferee corporation, that issuer shall join in the supplemental warrant agreement. The above provisions of this paragraph (b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                      (c) Issuance of Options or Convertible Securities. In the event that both (x) the Company shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) to all holders of the Common Stock any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any rights, warrants or options being herein called "OPTIONS" and any convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") or any Convertible Securities (other than upon exercise of any Option), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and (y) the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options or any such Convertible Security, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options or upon conversion or exchange of all such Convertible Securities, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by
(ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) shall be less than the current market price per share of Common Stock on the record date for the issuance, sale, distribution or granting of such Options or Convertible Securities (any such event being herein called a "DISTRIBUTION"), then, effective upon such Distribution, (I) the Exercise Price shall be reduced to the price (calculated to the nearest 1/1,000 of one cent) determined by multiplying the Exercise Price in effect immediately prior to such Distribution by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Distribution multiplied by the current market price per share of Common Stock on the date of such Distribution plus (2) the consideration, if any, received by the Company upon such Distribution plus consideration to be received by the Company upon the exercise, conversion or exchange of such Options or Convertible Securities, if any, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding immediately after such Distribution multiplied by (B) the current market price per share of Common Stock on the record date for such Distribution and (II) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (I) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment (for the purposes of this clause (ii) without giving effect to the provisions of Section 11(j)). For purposes of the foregoing, the total maximum number of shares of Common Stock issuable upon exercise of all such Options or upon conversion or exchange of all such Convertible Securities or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of such Distribution and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration therefor such price per share, determined as provided above. No adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price shall be made, however, as a result of (i) the issuance of shares of Common Stock under any Options or upon the exercise, conversion or exchange of Options or Convertible Securities (or upon the conversion of Qualcomm Trust Convertible Preferred Securities) existing on the date hereof including warrants issued to Qualcomm or issued pursuant hereto, (ii) the issuance of shares of Common Stock or warrants or Convertible Securities in bona fide public or private offerings (including in connection with Rule 145 transactions) or (iii) the issuance of Options or shares of Common Stock pursuant to any Option, under any employee benefit plans approved by the Board of Directors. Such adjustments shall be made whenever such rights, options or warrants or convertible securities are issued. Except as provided in paragraphs (1) and (m) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities or upon the conversion or exchange of the Convertible Securities issuable upon the exercise of such Options.

                      (d) Other Issuances of Common Stock, Options or Convertible Securities. Upon any issuance of Common Stock, Options or Convertible Securities as to which paragraphs (a), (b) and (c) above are not applicable, in the event that at any time or from time to time the Company shall issue (i) shares of Common Stock (subject to the provisions below), (ii) Options (provided, however, that no adjustment shall be made upon the exercise of such Options) or (iii) Convertible Securities (provided, however, that no adjustment shall be made upon the conversion, exchange or exercise of such securities (other than issuances specified in (i), (ii) or (iii) which are made as the result of antidilution adjustments in such securities)), at a price per share at the record date of such issuance that is less than the then current market price per share of Common Stock, then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such Options or Convertible Securities, if any) would purchase at the then current market price per share of Common Stock, and subject to paragraph (j) below, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction; provided, however, that no adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price shall be made as a result of (i) the issuance of shares of Common Stock under any Options existing on the date hereof , including warrants previously issued to Qualcomm, or issued pursuant hereto or upon the conversion or exchange of any Convertible Securities (or upon the conversion of Qualcomm Trust Convertible Preferred Securities), (ii) the issuance of shares of Common Stock or warrants or Convertible Securities in bona fide public or private offerings (including in connection with Rule 145 transactions) or (iii) the issuance of Options or shares of Common Stock pursuant to any Option, under any employee benefit plans approved by the Board of Directors. Such adjustments shall be made whenever such rights, options or warrants or convertible securities are issued. No adjustment shall be made pursuant to this paragraph
(d) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each warrant or of increasing the Exercise Price, except by operation of paragraph (1) below. For purposes of paragraph (c) hereof and this paragraph (d) only, any issuance of Common Stock, Options or Convertible Securities, which issuance (or agreement to issue) (A) is in exchange for or otherwise in connection with the bona fide acquisition of property or assets of any kind (excluding any such exchange exclusively for cash) of any Person and (B) is at a price per share determined by the Board of Directors to be equal to the fair market value thereof at the time an agreement in principle is reached or at the time a definitive agreement is entered into, shall be deemed to have been made at a price per share equal to the current market price per share at the record date with respect to such issuance (the time of closing or consummation of such exchange or acquisition) if such definitive agreement is entered into within 90 days of the date of such agreement in principle. The consideration the Company receives in any public or private offering shall be deemed to include the amount of fees, discounts and commissions paid to underwriters, agents and financial advisors.

                      (e) Combination; Liquidation. In the event of (A) a consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (B) the dissolution, liquidation or winding-up of the Company, Holders shall be entitled to receive, upon surrender of their Warrant Certificates, distributions on an equal basis with the holders of Common Stock or other securities, issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such payment, if any, the Warrants will expire and the rights of the Holders will cease. In case of any combination described in this paragraph (e), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay to the holders of the Warrant the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent is required to deliver a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

                      (f) Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date hereof, distribute to all the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Common Stock, Options or Convertible Securities and (ii) any cash dividend and other cash distribution from current or retained earnings, or any options, warrants or other rights to subscribe for or purchase any of the foregoing), then (A) the Exercise Price shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the current market price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be such current market price per share of Common Stock and (B) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment (for the purposes of this clause (B) without giving effect to the provisions of Section 11(j)). The adjustments required by this paragraph (f) shall be made whenever any such distribution occurs retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                      (g) Current Market Price. For the purpose of any computation of current market price under this Section 11, Section 13 and
Section 14, the current market price per share of Common Stock at any date shall be (x) for purposes of Section 13, the closing price on the business day immediately prior to the exercise of the applicable Warrant pursuant to Section 6 and (y) in all other cases, the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination (as defined below) and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "TIME OF DETERMINATION" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the current market price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by paragraph (a), (b), (c), (d), (e) or (f). The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by Nasdaq National Market or any comparable system or (3) if the Common Stock is not listed on Nasdaq National Market or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph (g), the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

                      (h) Certain Distributions. If the Company shall pay a dividend payable in Options or Convertible Securities or make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph (c) above, such Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

                      (i) Consideration Received. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then current market price of such consideration (as determined in good faith by the Board of Directors of the Company). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration; provided, that if such Options have an exercise price equal to or greater than the fair market value of the Common Stock on the date of issuance of such Options, then such Options shall be deemed to have been issued for consideration equal to such exercise price.

                      (j) Deferral of Certain Adjustments. No adjustment to the Exercise Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Exercise Price; provided that any adjustments which by reason of this paragraph (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the Common Stock. All calculations under this Section shall be made to the nearest 1/1,000 of one cent or to the nearest 1/1,000 of a share, as the case may be.

                      (k) Changes in Options and Convertible Securities. If the exercise price provided for in any Options referred to in paragraphs (c) and (d) above is adjusted, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs
(c) and (d) above, or the rate at which any Convertible Securities referred to in paragraphs (c) and (d) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section 11), the Exercise Price then in effect and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to the Exercise Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

                      (l) Expiration of Options and Convertible Securities. If, at any time after any adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant shall have been made pursuant to paragraph (c), (d) or (k) above or this paragraph (1), any Options or Convertible Securities shall have expired unexercised, the number of such shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided that no such readjustment shall have the effect of decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 11 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities.

                      (m) Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Section 11, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 11.

                      (n) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to this Section 11 or upon the occurrence of any event or action which would require an adjustment of the Exercise Price pursuant to this Section 11 but for Section 11(j), each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock obtained by multiplying the number of Warrant Shares so purchasable upon exercise of a Warrant by payment of the Exercise Price in effect immediately prior to adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the adjusted Exercise Price (without giving effect to the provisions of Section 11(j)).

               SECTION 12. STATEMENT ON WARRANTS. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

               SECTION 13. NO DILUTION OR IMPAIRMENT; CAPITAL AND OWNERSHIP STRUCTURE. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holders under this Agreement. Without limiting the generality of the foregoing, the Company (a) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (b) will not take any action which results in any adjustment of the Exercise Price if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Company covered by Section 11(b) or 11(e) shall not be prohibited by or require any adjustment under this Section 13.

               It is the intent of this Agreement to provide that, on and as of the Closing Date, the number of Warrant Shares into which the Warrants are exercisable represent 7.333% of the issued and outstanding shares of Common Stock on a fully diluted basis. For purposes of this paragraph, the phrase "on a fully diluted basis" shall include any and all options, warrants or other rights to acquire common equity of the Company, whether or not exercisable on the Closing Date but excluding all such options, warrants (other than the Warrants) or other rights to acquire common equity at an exercise or conversion price greater than the exercise price of the Warrants as of the Closing Date, as adjusted. If either (i) the issuance of the Warrants causes the application of the anti-dilution provisions of any of the Company's warrants, options or convertible securities outstanding as of the Closing Date to result in an increase in the number of shares of Common Stock issuable thereunder or (ii) after the Closing Date the exercise price of the Company's then outstanding warrants, options or convertible securities is adjusted to an exercise price equal to or less than the Exercise Price of the Warrants, such additional shares of Common Stock, or such shares of Common Stock issuable upon the exercise or conversion of such warrants, options or convertible securities, as the case may be, will be included in the calculation of the Common Stock on a fully diluted basis, and the number of Warrant Shares issuable upon exercise of each Warrant automatically shall be adjusted upward by an amount sufficient to bring the total number of Warrant Shares issuable pursuant to the Warrant Agreement to a number representing 7.333% of the then issued and outstanding shares of Common Stock of the Company on a fully diluted basis.

               SECTION 14. FRACTIONAL INTEREST. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall direct the Transfer Agent to pay an amount in cash calculated by it to equal the then current market price per share multiplied by such fraction computed to the nearest whole cent less such fraction of the Exercise Price. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

               SECTION 15. NOTICES TO WARRANT HOLDERS; NO RIGHTS AS SHAREHOLDERS. Upon any adjustment of the Exercise Price pursuant to Sections 11 or 13, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of nationally recognized standing selected by the Board of

Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered Holders (or the DTC Participants with interests in the Global Warrant) at his/her address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. The Warrant Agent shall be entitled to rely on the above-referenced accountant's certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants or the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or property upon the exercise of any Warrant.

               In case:

                      (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                      (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in Section 11 hereof); or

                      (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

                      (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                      (e) a Change of Control (as defined in the Indenture) occurs; or

                      (f) the Company proposes to take any other action that would require an adjustment of the Exercise Price or the number of Warrant Shares pursuant to Sections 11 or 13;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered Holders of the Warrant Certificates at such Holder's address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or Change of Control is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or Change of Control. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or Change of Control or the vote upon any action.

               Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

               SECTION 16. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 18. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the register maintained by the Warrant Agent pursuant this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

               In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant-Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

               SECTION 17. WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

                      (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as otherwise provided by the express terms of this Agreement.

                      (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

                      (c) The Warrant Agent may consult at any time with counsel of its own selection (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                      (d) Before the Warrant Agent acts or refrains from acting, it may require an officer's certificate or an opinion of counsel, or both. The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                      (e) The Company agrees to pay to the Warrant Agent such compensation as shall be agreed upon from time to time in writing for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and any predecessor Warrant Agent and save it harmless against any and all liabilities, claims, damages, losses and expenses (including taxes other than taxes based on the income of the Warrant Agent) including judgments, reasonable costs and counsel fees and expenses, for anything done or omitted by the Warrant Agent in the execution of this Agreement or arising out of or in connection with its performance of its obligations or duties under this Agreement, except to the extent such liabilities are attributable to its gross negligence or willful misconduct. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity; provided that the failure by the Warrant Agent to so notify the Company shall not relieve or reduce its obligations hereunder except to the extent the failure to so notify the Company of any claim of which a Responsible Officer of the Warrant Agent has actual knowledge materially prejudices the Company. The Company shall defend the claim and the Warrant Agent shall cooperate in the defense. The Warrant Agent may have separate counsel and the Company shall pay the reasonable fees and expense of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                      (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders of Warrant Certificates shall furnish the Warrant Agent with security and indemnity reasonably satisfactory to it for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as is necessary, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear.

                      (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                      (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof.

                      (i) The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or willful misconduct.

                      (j) The Warrant Agent shall not at any time be under any duty or responsibility to any Holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

                      (k) The Warrant Agent undertakes to perform such duties and only such-duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent.

                      (l) The Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Warrant Agent and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Warrant Agent, the Warrant Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                      (m) The Warrant Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Warrant Agent was negligent in ascertaining the pertinent facts.

                      (n) The Warrant Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority interest of Warrants relating to the time, method and place of conducting any proceeding for any remedy available to the Warrant Agent, or exercising any trust or power conferred upon the Warrant Agent, under this Agreement with respect to the Units, Warrants or Notes, as applicable.

                      (o) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                      (p) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Warrant Agent shall be subject to the provisions of this Section.

                      (q) The Warrant Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                      (r) The Warrant Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Warrant Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the

Warrant Agent shall determine to make such further inquiry or investigation, it shall he entitled to, during reasonable business hours, examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Warrant Agent and shall incur no liability or additional liability of any kind by any reason of such inquiry or investigation.

                      (s) The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Warrant Agent shall not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed with due care by it hereunder.

                      (t) The Warrant Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

                      (u) The rights, privileges, protections, immunities and benefits given to the Warrant Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Warrant Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

               SECTION 18. RESIGNATION AND REMOVAL OF WARRANT AGENT; APPOINTMENT OF SUCCESSOR. No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence, willful misconduct or bad faith) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first class mail, postage prepaid) to each Holder at his last address as shown on the register of the Company maintained by the Warrant Registrar a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a successor warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may at the expense of the Company apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

               SECTION 19. REGISTRATION. The Company and the Warrant Agent acknowledge that Holders shall have the registration rights set forth in the Warrant Registration Rights Agreement, a copy of which is attached hereto as Exhibit D.

               SECTION 20. REPORTS. (a) So long as any of the Warrants remain outstanding, and to the extent the Company is required to send such documents to the holders of its outstanding Common Stock, the Company shall, upon request, furnish to the registered Holders of the Warrants and to the beneficial Holders, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

               Delivery of such reports, information and documents to the Warrant Agent is for informational purposes only and the Warrant Agent's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Warrant Agent is entitled to rely exclusively on Officers' Certificates).

                      (b) The Company shall provide the Warrant Agent with a sufficient number of copies of all reports filed with the Commission pursuant to clause (a) above that the Warrant Agent may be required to deliver to the Holders of the Warrants under this Section 20.

               SECTION 21. RULE 144A AND RULE 144. The Company hereby agrees with each Holder, for so long as any Registrable Securities remain outstanding, and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Registrable Securities, to such Holder or beneficial owner of Registrable Securities, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Registrable Securities pursuant to Rule 144.

               SECTION 22. NOTICES TO COMPANY AND WARRANT AGENT. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the

Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                        Leap Wireless International, Inc.
                        10307 Pacific Center Court
                        San Diego, CA  92121
                        Telecopier No.: (858) 882-6040
                        Attention:  General Counsel

               In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

               Any notice pursuant to this Agreement to be given by the Company or by the Holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                        State Street Bank and Trust Company
                        225 Asylum Street
                        Hartford, CT  06103
                        Attention: Michael M. Hopkins
                        Fax: (860) 244-1889

               SECTION 23. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way materially adversely affect the interests of any Holder of Warrant Certificates. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of Holders shall require the written consent of Holders representing a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its Affiliates). The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided by this Agreement) or the Exercise Period with respect to the Warrants would be shortened. The Warrant Agent shall be entitled to receive and, subject to Section 19, shall be fully protected in relying upon, an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

               SECTION 24. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

               SECTION 25. TERMINATION. This Agreement (other than the Company's obligations with respect to Warrants previously exercised and with respect to indemnification under Section 17) shall terminate on the earlier to occur of (i) 5:00 p.m., New York City time on the Expiration Date (ii) the date on which all Warrants are exercised into Warrant Shares or (iii) the payment to Holders of the distributions referred to in Section 11(e) upon surrender of their Warrant Certificates.

               SECTION 26. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

               SECTION 27. BENEFITS OF THIS AGREEMENT. (a) Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrant Certificates.

                      (a) Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. Except as provided in Section 11(e), the Holders of the Warrants are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs.

                      (b) All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.

               SECTION 28. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                           LEAP WIRELESS INTERNATIONAL, INC.

                                           By: /s/ JAMES E. HOFFMANN
                                              -------------------------------
                                                Name: James E. Hoffmann
                                                Title: Sr. Vice President



STATE STREET BANK AND TRUST COMPANY, as Warrant Agent

By: /s/ ELIZABETH C. HAMMER
   -------------------------------
     (Authorized Signature)

                                    EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

               Unit Legend. Each Warrant issued prior to the Separation Date shall bear the following legend (the "UNIT LEGEND") on the face thereof:

               THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF (I) UNITS (THE "UNITS"), EACH OF WHICH CONSIST OF $225,000,000 PRINCIPAL AMOUNT AT MATURITY OF THE 12 1/2% SENIOR NOTES DUE 2010 OF LEAP WIRELESS INTERNATIONAL, INC. AND ONE WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 5.146 SHARES, PAR VALUE $.0001 PER SHARE, OF LEAP WIRELESS INTERNATIONAL AND (II) UNITS, WHICH CONSIST OF $668,000,000 PRINCIPAL AMOUNT AT MATURITY ($325,102,240 INITIAL ACCRETED VALUE) OF THE 14 1/2% SENIOR DISCOUNT NOTES (TOGETHER WITH THE SENIOR NOTES, THE "NOTES") DUE 2010 OF LEAP WIRELESS INTERNATIONAL, INC. AND ONE WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 2.503 SHARES, PAR VALUE $.0001 PER SHARE, OF LEAP WIRELESS INTERNATIONAL, INC. (THE WARRANTS ISSUED IN CONNECTION WITH THE SENIOR NOTES TOGETHER WITH THE WARRANTS ISSUED IN CONNECTION WITH THE SENIOR DISCOUNT NOTES ARE COLLECTIVELY REFERRED TO AS "WARRANTS").

               EXCEPT AS CONTEMPLATED BY SECTION 7 OF THE WARRANT AGREEMENT, PRIOR TO THE EARLIEST TO OCCUR OF (I) THE DATE THAT IS SIX MONTHS FOLLOWING THE INITIAL SALE OF UNITS, (II) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO A REGISTERED EXCHANGE OFFER FOR THE NOTES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (III) THE DATE ON WHICH A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (IV) SUCH DATE AS MORGAN STANLEY & CO. INCORPORATED IN ITS SOLE DISCRETION SHALL DETERMINE AND (V) THE OCCURRENCE OF A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE GOVERNING THE NOTES) OR A PERMITTED OPTIONAL REDEMPTION OF THE SENIOR NOTES OR THE SENIOR DISCOUNT NOTES, AS APPLICABLE (AS DEFINED IN THE INDENTURE GOVERNING THE NOTES), THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES.

               Private Placement Legend: Each Warrant issued pursuant to an exemption from the registration requirements of the Securities Act shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof

               [THE WARRANTS/SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") [OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING [THESE WARRANTS/THESE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE] IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,] (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER [THESE WARRANTS/THESE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE] EXCEPT (A) TO LEAP OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE [WARRANT AGENT/ TRANSFER AGENT AND REGISTRAR] A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF [THESE WARRANTS/ THESE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE] (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM [WARRANT AGENT/TRANSFER AGENT AND REGISTRAR]) AND, IF SUCH TRANSFER IS IN RESPECT OF ANY WARRANTS AFTER THE SEPARATION DATE/ANY SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE], AN OPINION OF COUNSEL ACCEPTABLE TO LEAP THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) TO A PERSON OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT [THAT, FOR ANY TRANSFER PRIOR TO ONE YEAR AFTER CLOSING FURNISHES TO THE [WARRANT AGENT/ THE TRANSFER AGENT AND REGISTRAR], PRIOR TO SUCH TRANSFER, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE [WARRANT/SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE] (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE [WARRANT AGENT/THE TRANSFER AGENT AND REGISTRAR])], (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM [THESE WARRANTS/THESE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE] ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION

WITH ANY TRANSFER OF [THESE WARRANTS/THESE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE] WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO [THE WARRANT AGENT/TRANSFER AGENT AND REGISTRAR]. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST , PRIOR TO SUCH TRANSFER, FURNISH TO THE [WARRANT AGENT/TRANSFER AGENT AND REGISTRAR] AND LEAP SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF [THESE WARRANTS/THESE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE] IN VIOLATION OF THE FOREGOING RESTRICTIONS.

No. ___________        ___Warrants
CUSIP No. ________

                               Warrant Certificate

                        LEAP WIRELESS INTERNATIONAL, INC.

               This Warrant Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of Warrants expiring April 15, 2010 (the "Warrants") to purchase Common Stock, par value $.0001 (the "Common Stock"), of Leap Wireless International, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on the Exercisability Date referred to below (the "Exercise Date") until 5:00 p.m. New York City Time on April 15, 2010, to receive from the Company [5.146]* [2.503]** fully paid and nonassessable shares of Common Stock (the "Warrant Shares") at the exercise price (the "Exercise Price") of $96.80 per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

               No Warrant may be exercised after 5:00 p.m., New York City Time on April 15, 2010, and to the extent not exercised by such time such Warrants shall become void.

               Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

               This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

               This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.


--------------------

* Insert for Senior Note Warrant.

** Insert for Senior Discount Warrant.

               IN WITNESS WHEREOF, Leap Wireless International, Inc. has caused this Warrant Certificate to be signed below.





DATED: _________, 2000

                                      LEAP WIRELESS INTERNATIONAL, INC.





                                      By:
                                         -------------------------------
                                         Name:
                                         Title:


Countersigned:

STATE STREET BANK AND TRUST COMPANY
as Warrant Agent

By:
   -------------------------------------
Authorized Signature

                        [REVERSE OF WARRANT CERTIFICATE]

               The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m. New York City time on April 15, 2010 entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of February 23, 2000 (the "Warrant Agreement"), duly executed and delivered by the Company to State Street Bank and Trust Company, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Except as otherwise indicated, capitalized terms used and not otherwise defined herein have the meanings set forth in the Warrant Agreement.

               Warrants may be exercised at any time on or after the Exercise Date and on or before 5:00 p.m. New York City time on April 15, 2010; provided that holders shall be able to exercise their Warrants only if a registration statement relating to the Warrants Shares is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its New York corporate trust office set forth in Section 22 of the Warrant Agreement this Warrant Certificate and the form of election to purchase on the reverse hereof duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

               The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares issuable upon exercise of this Warrant (the "Exchange Rate") may, subject to certain conditions, be adjusted. If the Exercise Rate is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

               The Warrant Shares are entitled to the benefits of a registration rights agreement (the "Warrant Registration Rights Agreement"), pursuant to which the Company is required to file a shelf registration statement covering the resale of the Warrants, the issuance of common stock upon the exercise the Warrants and, under certain circumstances if required by law, the resale of common stock issuable upon exercise of the Warrants and to use its best efforts to cause such registration statement to be declared effective, subject to certain exceptions, on or prior to the date that is 180 days after the Closing Date (as defined in the Warrant Agreement).

               Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

               Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

               The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [FORM OF ELECTION TO PURCHASE]

                    (To Be Executed Upon Exercise Of Warrant)

               The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____________ shares of Common Stock and herewith tenders payment for such shares to the order of LEAP WIRELESS INTERNATIONAL, INC., in the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _______________, whose address is __________________ and that such shares be delivered to ___________, whose address is ____________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________________, whose address is ____________________, and that such Warrant Certificate be delivered to whose address is ____________________.


                                    ----------------------------------------
                                    Signature


Date:




                                    ----------------------------------------
                                    Signature Guaranteed


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              SCHEDULE OF EXCHANGES OF INTERESTS OF GLOBAL WARRANTS

The following exchanges of a part of this Global Warrant have been made:


                                                            Number of
                      Amount of          Amount of          Warrants in this
                      decrease in        increase in        Global Warrant     Signature of
                      Number of          Number of          following such     authorized
Date of               Warrants in this   Warrants in this   decrease or        officer of
Exchange              Global Warrant     Global Warrant     increase           Warrant Agent
--------------------------------------------------------------------------------------------



                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Leap Wireless International, Inc.
10307 Pacific Center Court
San Diego, CA  92121


State Street Bank and Trust Company
225 Asylum Street
Hartford, CT  06103


        Re: Warrants

               Reference is hereby made to the Warrant Agreement, dated as of February 23, 2000 (the "WARRANT AGREEMENT"), between Leap Wireless International, Inc., as issuer (the "COMPANY"), and State Street Bank and Trust Company, as warrant agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

               ___________________, (the "TRANSFEROR") owns and proposes to transfer the Warrant[S] or interest in such Warrant[S] specified in Annex A hereto, in the amount representing _____ Warrant Shares (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

               1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST In THE 144A GLOBAL WARRANT OR A DEFINITIVE WARRANT PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Warrant is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Warrant for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred beneficial interest or Definitive Warrant will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Warrant and/or the Definitive Warrant and in the Warrant Agreement and the Securities Act.

               2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST In THE REGULATION S GLOBAL WARRANT OR A DEFINITIVE WARRANT PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the applicable restricted period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Warrant Agreement, the transferred beneficial interest or Definitive Warrant will be subject to the restrictions on Transfer enumerated in the Private Placement Legend and in the Regulation S Legend printed on the Regulation S Global Warrant and/or the Definitive Warrant and in the Warrant Agreement and the Securities Act.

               3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A DEFINITIVE WARRANT PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Warrants and Restricted Definitive Warrants and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

        (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

        (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

        (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

        (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Warrant or Restricted Definitive Warrants and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Warrant Agreement and (2) if the Company requests, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Warrant Agreement, the transferred beneficial interest or Definitive Warrant will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Warrants and in the Warrant Agreement and the Securities Act.

               4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL WARRANT OR OF AN UNRESTRICTED DEFINITIVE WARRANT.

        (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred beneficial interest or Definitive Warrant will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Warrants, on Restricted Definitive Warrants and in the Warrant Agreement.

        (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred beneficial interest or Definitive Warrant will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Warrants, on Restricted Definitive Warrants and in the Warrant Agreement.

        (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred beneficial interest or Definitive Warrant will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Warrants or Restricted Definitive Warrants and in the Warrant Agreement.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                      ---------------------------------
                                         [INSERT NAME OF TRANSFEROR]


                                      By:
                                         -------------------------------
                                         Name:
                                         Title:

Dated:
      -------------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

        (a) [ ] a beneficial interest in the:

               (i) [ ] 144A Global Warrant, or

               (ii) [ ] Regulation S Global Warrant; or

        (b) [ ] a Restricted Definitive Warrant.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

        (a) [ ] a beneficial interest in the:

               (i) [ ] 144A Global Warrant, or

               (ii) [ ] Regulation S Global Warrant, or

               (iv) [ ] Unrestricted Global Warrant; or

        (b) [ ] a Restricted Definitive Warrant; or

        (c) [ ] an Unrestricted Definitive Warrant,

        in accordance with the terms of the Warrant Agreement.

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

Leap Wireless International, Inc.
10307 Pacific Center Court
San Diego, CA  92121


State Street Bank and Trust Company
225 Asylum Street
Hartford, CT  06103


               Re: Warrants

                              (CUSIP ____________)

               Reference is hereby made to the Warrant Agreement, dated as of February 23, 2000 (the "WARRANT AGREEMENT"), between Leap Wireless International, Inc., as issuer (the "COMPANY"), and State Street Bank and Trust Company, as warrant agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

               __________________________, (the "OWNER") owns and proposes to exchange the Warrant[S] or interest in such Warrant[S] specified herein, in the amount of ____________ in such Warrant[S] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

               1. EXCHANGE OF RESTRICTED DEFINITIVE WARRANTS OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL WARRANT FOR UNRESTRICTED DEFINITIVE WARRANTS OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL WARRANT

        (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL WARRAnt TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL WARRANT. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Warrant for a beneficial interest in an Unrestricted Global Warrant in an equal principal amount, the Owner hereby certifies
        (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Warrants and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Warrant is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL WARRAnt TO UNRESTRICTED DEFINITIVE WARRANT. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Warrant for an Unrestricted Definitive Warrant, the Owner hereby certifies (i) the Definitive Warrant is being acquired for the Owner's own account without transfer,
        (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Warrants and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Warrant is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE WARRANT TO BENEFICIAL INTEREst IN AN UNRESTRICTED GLOBAL WARRANT. In connection with the Owner's Exchange of a Restricted Definitive Warrant for a beneficial interest in an Unrestricted Global Warrant, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Warrants and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE WARRANT TO UNRESTRICTed DEFINITIVE WARRANT. In connection with the Owner's Exchange of a Restricted Definitive Warrant for an Unrestricted Definitive Warrant, the Owner hereby certifies (i) the Unrestricted Definitive Warrant is being acquired for the Owner's own account without transfer,
        (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Warrants and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Warrant is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               2. EXCHANGE OF RESTRICTED DEFINITIVE WARRANTS OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL WARRANTS FOR RESTRICTED DEFINITIVE WARRANTS OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL WARRANTS

        (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL WARRAnt TO RESTRICTED DEFINITIVE WARRANT. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Warrant for a Restricted Definitive Warrant in a number equal to the number of beneficial interests exchanged, the Owner hereby certifies that the Restricted Definitive Warrant is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Warrant Agreement, the Restricted Definitive Warrant issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Warrant and in the Warrant Agreement and the Securities Act.

        (b) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE WARRANT TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL WARRANT. In connection with the Exchange of the Owner's Restricted Definitive Warrant for a beneficial interest in the [CHECK ONE] [ ] 144A Global Warrant, [ ] Regulation S Global Warrant, in a number equal to the number of beneficial interests exchanged, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Warrants and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Warrant Agreement, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Warrant and in the Warrant Agreement and the Securities Act.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                        -------------------------------
                                          [INSERT NAME OF TRANSFEROR]


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


Dated:
      -------------------------------

                                    EXHIBIT D

                  FORM OF WARRANT REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT E

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


Leap Wireless International, Inc.

--------------------------------

--------------------------------

--------------------------------


State Street Bank and Trust Company
225 Asylum Street
Hartford, CT 06103

               Re: Warrants

               Reference is hereby made to the Warrant Agreement, dated as of February 23, 2000 (the "WARRANT AGREEMENT"), between Leap Wireless International, Inc., as issuer (the "COMPANY"), and State Street Bank and Trust Company, as warrant agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement. In connection with our proposed purchase of ____________ Warrants evidenced by a beneficial interest in a Global Warrant or a Definitive Warrant, we confirm that:

               1. We understand that any subsequent transfer of the Warrants or any interest therein is subject to certain restrictions and conditions set forth in the Warrant Agreement and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Warrants or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES Act").

               2. We understand that the offer and sale of the Warrants have not been registered under the Securities Act, and that the Warrants and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Warrants or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if requested by the Company, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Warrant from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

               3. We understand that, on any proposed resale of the Warrants or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Warrants purchased by us will bear a legend to the foregoing effect.

               4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Warrants, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

               5. We are acquiring the Warrants or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

               We agree not to engage in any hedging transactions with regard to the Warrants unless such hedging transactions are in compliance with the Securities Act.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                       -----------------------------------
                                           [Insert Name of Transferor]

                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

Dated:
      -------------


                                      E-2